Exhibit 99.1

Highpower International Enters Into Definitive Agreement to Be Acquired by Consortium in Going Private Transaction

SAN DIEGO and SHENZHEN, China, June 28, 2019 /PRNewswire/ — Highpower International, Inc. (NASDAQ: HPJ) ("Highpower" or the "Company"), a developer, manufacturer, and marketer of lithium ion and nickel-metal hydride (Ni-MH) rechargeable batteries, battery management systems, and a provider of battery recycling, today announced that it has entered into a definitive agreement and plan of merger (the "Merger Agreement") under which HPJ Parent Limited ("Parent"), an exempted company with limited liability incorporated under the laws of the Cayman Islands and formed by a consortium consisting of Mr. Dang Yu (George) Pan, the Company's Chairman and Chief Executive Officer and a stockholder of the Company, Mr. Wen Liang Li, a director and stockholder of the Company, Mr. Wen Wei Ma, a stockholder of the Company, and Essence International Capital Limited, a company incorporated in Hong Kong, will acquire Highpower through a merger with a wholly-owned subsidiary of Parent (the "Merger").

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, Highpower stockholders will be entitled to receive US$4.80 in cash for each share of Highpower common stock (collectively, "Shares"), except Shares held by the consortium that are contributed to Parent prior to the effective time and dissenting shares seeking appraisal rights. The merger consideration represents a premium of approximately 67% over the Company's closing price of US$2.88 per share on June 1, 2018, the last trading day prior to the Company's announcement of its receipt of a "going-private" proposal. Parent intends to fund the Merger consideration with the proceeds from an equity investment of US$51,136,733 by Essence International Capital Limited (the "Sponsor"), pursuant to the terms of an equity commitment letter.

The Board of Directors of Highpower, acting on the recommendation of a special committee of independent and disinterested directors (the "Special Committee"), unanimously approved the Merger Agreement with directors Pan and Li abstaining.

The Merger, which is currently expected to close during the third quarter, is subject to various closing conditions, including the adoption of the Merger Agreement by Highpower's stockholders and an affirmative vote of at least a majority of all outstanding Shares unaffiliated with the consortium. If completed, the Merger will result in the Company becoming a privately-held company, and its Shares will no longer be listed on the NASDAQ Global Market.

For further information regarding the terms and conditions contained in the Merger Agreement, please see Highpower's Current Report on Form 8-K, which will be filed in connection with the proposed transaction.

As previously mentioned, Roth Capital Partners is serving as financial advisor to the Special Committee, and Katten Muchin Rosenman LLP is serving as legal advisor to the Special Committee. Manatt, Phelps & Phillips, LLP is serving as legal advisor to the Company; Orrick, Herrington & Sutcliffe LLP is serving as legal advisor to the consortium; and O'Melveny & Myers LLP is serving as legal advisor to Essence.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as E-bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower's target customers are Fortune 500 companies and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets. Additional information about the Company can be found at http://www.highpowertech.com and in documents filed with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website at http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the inability to consummate the Merger due to the failure to obtain stockholder approval for the adoption of the Merger Agreement (including the affirmative vote of at least a majority of all outstanding Shares unaffiliated with the consortium) or the failure to satisfy other conditions to completion of the proposed transaction, (3) risks related to the disruption of management's attention from the Company's ongoing business operations due to the proposed transaction and (5) the effect of the announcement of the proposed transaction on the Company's relationships with its customers, suppliers and business generally.

The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company's business and prospects are reflected under the caption "Risk Factors" and in other sections of the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2018, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Additional Information about the Proposed Transaction

In connection with the proposed transaction, the Company will file with the SEC and furnish to the Company's stockholders a proxy statement and other relevant documents. These documents will be filed with or furnished to the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS. The Company's stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC's website (http://www.sec.gov). In addition, stockholders will also be able to obtain these documents, without charge, by contacting the Company at the following address and/or telephone number:

Building A1, 68 Xinxia Street

Pinghu Town, Longgang District

Shenzhen, Guangdong, 518111

People's Republic of China

Attention: Investor Relations Manager

Telephone: +86 755 8968 7255 / +1-909-214-2482

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from the Company's stockholders with respect to the Merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in the proxy statement and other relevant documents when they are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

CONTACT:

Highpower International, Inc.

Sunny Pan

Chief Financial Officer

Tel: +86-755-8968-6521

Email: ir@highpowertech.com

Yuanmei Ma

Investor Relations Manager

Tel: +1-909-214-2482

Email: yuanmei@highpowertech.com

ICR, Inc.

Rose Zu

Tel: +1-646-931-0303

Email: ir@highpowertech.com